JOINT MANAGEMENT AGREEMENT

DATE:  March 7, 2005

PARTIES:

       Headliners Entertainment Group, Inc. ("Headliners")
       501 Bloomfield Avenue, Montclair, NJ 07042

       Global Concepts, Ltd.  ("Global Concepts")
       14 Garrison Inn Lane, Garrison, NY 10524

       Eduardo Rodriguez ("Rodriguez")
       19 West Drive, Livingston, NJ 07039

       The Rodriguez Family Trust ("Rodriguez Trust")
       19 West Drive, Livingston, NJ 07039

       Michael Margolies ("Margolies")
       10 Garrison Inn Lane, Garrison, NY 10524

       The Margolies Family Trust ("Margolies Trust")
       10 Garrison Inn Lane, Garrison, NY 10524

PREMISES:

1. Rodriguez and Margolies are the officers and directors of Headliners.

2. Margolies is the sole executive officer of Global Concepts, and is one of the two directors of Global Concepts. Rodri guez has served as a consultant to Margolies in the manage ment of Global Concepts.

3. The parties believe that substantial economies can be accom plished by implementing an arrangement under which Headliners and Global Concepts can share the management services of Rodriguez and Margolies.

NOW, THEREFORE, it is agreed:

  1. Holding Company. Promptly after the execution of this agreement, Rodriguez and Margolies will cause to be formed a New Jersey limited liability company under the name "G&H Management, LLC" (the "LLC"). The members of the LLC will be the Rodriguez Trust and the Margolies Trust (the "Trusts"). The Trusts will enter into an Operating Agreement with the LLC in the form annexed hereto as Appendix A.

  2.  Contribution of Shares.

  a. On August 15, 2005, Rodriguez, the Rodriguez Trust, Margolies and the Margolies Trust will contribute to the LLC (i) all shares of common stock of Headliners and Global Concepts then held by them, and (ii) all rights, warrants or options to acquire shares of common stock of Headliners or Global Concepts then held by them. The parties will deliver to counsel for Headliners and Global Concepts certificates for the shares with stock powers duly endorsed for transfer to the LLC.

  b. At any time when the Trusts remain members of the LLC, if Rodriguez, the Rodriguez Trust, Margolies or the Margolies Trust acquires any equity securities issued by Global Concepts or Headliners, he or it shall immediately assign the securities to the LLC and deliver the instruments representing the securities to the LLC with appropriate instruments of transfer. The two excep tions to the foregoing sentence are (i) that a party who purchases securities on the public market shall have no obligation to assign the securities to the LLC, and (ii) that the Margolies Trust shall not assign to the LLC shares issued upon conversion of the Deben ture issued pursuant to Section 9 of this agreement.

  c. Each party to this agreement hereby gives to the LLC a proxy with respect to any shares acquired by him or it and not transferred to the LLC, whether by reason of the exceptions set forth in Section 2(b) above or otherwise. The proxy shall be coupled with an interest, shall be irrevocable, and shall permit the LLC to vote the shares at any meeting of shareholders or to give consents to shareholder action.

  3. Board of Directors. Simultaneous with the execution of this agreement, the Board of Directors of Headliners and the Board of Directors of Global Concepts shall each take such action as is necessary to elect each of Rodriguez and Margolies to serve as the members of each Board. Margolies further agrees that upon Rodri guez' nomination of an additional individual to serve as the third member of one or both of the Boards of Directors, Margolies will vote to elect such individual to serve as a member of the Board, unless Margolies receives the advice of counsel to the corporation that such a vote would constitute a breach of Margolies' fiduciary duty to the corporation.

  4.  Termination of Agreements.

  a.  The following agreements are hereby terminated:

  i.   Affiliation Agreement dated December 31, 2001 among
       Margolies, Rodriguez and Headliners.

  ii.  Employment Agreement dated December 31, 2001 between
       Margolies and Headliners.

  iii. Employment Agreement dated December 31, 2001 between
       Rodriguez and Headliners.

  iv.  Consulting Agreement dated June 3, 2004 between Global
       Concepts and the Rodriguez Trust.

  v.   Consulting Agreement dated September 9, 2004 between
       Global Concepts and Rodriguez.

  b.  Margolies hereby resigns from his positions as:

  i.   Vice Chairman of Headliners; and

  ii.  Chairman and President of Global Concepts.

  c. Margolies shall retain his positions as Secretary of Headliners and Global Concepts.

  5. Rodriguez Employment. Simultaneous with the execution of this Agreement:

  a. Headliners will enter into a five-year employment agree ment with Rodriguez in the form annexed hereto as Appendix B.

  b. Global Concepts will enter into a ten-year employment agreement with Rodriguez in the form annexed hereto as Appendix C.

  6. Margolies Consulting. Simultaneous with the execution of this Agreement:

  a. Headliners will enter into a five-year advisory agreement with Margolies in the form annexed hereto as Appendix D.

  b. Global Concepts will enter into a ten-year advisory agreement with Margolies in the form annexed hereto as Appendix E.

  7. Parity in Compensation. During the period commencing on the date of this agreement and continuing until the death of either Rodriguez or Margolies, the following covenants shall be effective:

  a. Parity Ratio. It is the intention of the parties that the compensation and benefits received by Rodriguez and Margolies from Global Concepts shall be equal. It is also the intention of the parties that the compensation and benefits received by Rodri guez and Margolies from Headliners shall be equal after Headliners first pays to Rodriguez One Hundred Seventy-Five Thousand Dollars ($175,000) per annum. These formulae are referred to herein collectively as the "Parity Ratio."

  b. Executive Agreements. In the event that any of the employment and advisory agreements annexed hereto is modified, amended or replaced, or if any other agreement is made between Rodriguez or Margolies, on the one hand, and Global Concepts or Headliners, on the other hand, the contracting entity shall simultaneously enter into a modification, amendment or other agreement with the other individual as needed to maintain the Parity Ratio.

  c. Conveyance of Value. In the event that Headliners or Global Concepts conveys any Item of Value to Rodriguez or Margolies or provides any Benefit Program to Rodriguez of Margolies, other than those Items of Value and Benefit Programs specifically provided for in the employment and advisory agreements annexed hereto, then, if necessary in order to maintain the Parity Ratio, the entity providing the Item of Value or Benefit Program shall provide to the other individual the same Item of Value or Benefit Program or the cash equivalent of the Item of Value or Benefit Program, at the discretion of the recipient. This obligation shall apply in the event of conveyances of value for consideration, provided that the accommodation made to preserve the Parity Ratio shall take into account the consideration given for the Item of Value or Benefit Program.

  d. Definitions. For purposes of this Section 7, "Global Concepts" and "Headliners" shall mean and include any entity which is a successor in interest to the business of the named entity. "Rodriguez" and "Margolies" shall mean and include any member of their immediate family, as well as any entity in which they or members of their immediate family own more than ten percent of the equity. "Item of Value" shall mean and include cash, securities, personal property, payments for the individual's benefit, and services performed for the individual's benefit. "Benefit Pro gram" shall mean and include insurance, pension, profit sharing, retirement and other such programs, whether fully or partially funded by Global Concepts or Headliners.

  8.  Management Fees.

  a. In consideration of the services of Rodriguez and Margolies being provided by the LLC to Headliners, Headliners shall pay to the LLC a fee of Five Thousand Dollars ($5,000) on the first business day of each month, commencing on the first month after the date hereof and terminating on the tenth anniver sary of the date hereof.

  b. In consideration of the services of Rodriguez and Margolies being provided by the LLC to Global Concepts, Global Concepts shall pay to the LLC a fee of Five Thousand Dollars ($5,000) on the first business day of each month, commencing on the first month after the date hereof and terminating on the tenth anniversary of the date hereof.

  9.  Margolies Debt.

  a. As used herein, the term "Margolies Debt" shall refer to the sum owed by Global Concepts to the Margolies Trust on December 31, 2004, as set forth in the audited financial statements of Global Concepts. Promptly after the independent accountants deliver to Global Concepts the audited financial statements for the period ending December 31, 2004, Global Concepts shall issue to the Margolies Trust a Convertible Debenture, in the form annexed hereto as Appendix F, the principal amount of which shall equal the Margolies Debt.

  b. Within thirty (30) days after the issuance of the Con vertible Debenture, Global Concepts shall prepare and file with the Securities and Exchange Commission a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of counsel for Global Concepts in order to comply with the provisions of the Securities Act, so as to permit a public sale by the Margolies Trust of the shares into which the Convertible Debenture is convertible (the "Conversion Shares"). In connection with the registration of the Conversion Shares, Global Concepts covenants and agrees as follows:

  i. Global Concepts shall register 200% of the number of shares into which the Convertible Debenture is convert ible on the date on which the registration statement is filed. If on any date the number of shares subject to the registration statement, as amended, is less than 125% of the number of Conversion Shares on that date, Global Concepts will file an amendment to the registra tion statement or a subsequent registration statement that will increase the number of registered shares to 200% of the number of Conversion Shares on the filing date.

  ii. Global Concepts will use its best efforts to cause the registration statement, and any required amendment thereto, to be declared effective as promptly as practi cable.

  iii. Until either (i) all of the Conversion Shares have been sold or (ii) the Margolies Trust will be able to sell all of the remaining Conversion Shares in the public market without a prospectus within a six month period, Global Concepts will file such amend ments to the registration statement as are necessary in order to permit continued use of the prospectus.


  iv. Global Concepts will furnish the Margolies Trust with such number of prospectuses and amended prospectuses as shall reasonably be requested.

  v. Global Concepts will pay all costs, fees and expenses in connection with the registration statements filed pursu ant to this Section including, without limitation, Global Concepts' legal and accounting fees, printing expenses and blue sky fees and expenses.

  10.  Successors and Assigns.

  a. This agreement will inure to the benefit of, and be binding upon, the heirs, estates, or personal representatives of Margolies or Rodriguez, and upon the successors or assigns of the Trusts, Headliners or Global Concepts.

  b. Whenever in this agreement reference is made to Headliners or Global Concepts or to securities issued by Headliners or Global Concepts, the reference shall be interpreted to include any entity which succeeds to the business of Headliners or Global Concepts, whether by merger, consolidation, share exchange, or asset sale.

  11. Arbitration; Governing Law. Any dispute under this Agreement shall be submitted to arbitration under the American Arbitration Association (the "AAA") in New York, New York, and shall be finally and conclusively determined by the decision of a single arbitrator selected according to the rules governing the AAA. In connection with rendering his decisions, the Board of Arbitration shall adopt and follow the laws of the State of New Jersey unless the matter at issue is the corporation law of a company's state of incorporation, in which event the corporation law of such jurisdiction shall govern such issue.


  IN WITNESS WHEREOF, the parties have made this agreement as of the date set forth in its first line.

HEADLINERS ENTERTAINMENT              GLOBAL CONCEPT, LTD.
 GROUP, INC.


By: /s/ Eduardo Rodriguez             By:/s/ Michael Margolies
----------------------------          ----------------------------
Eduardo Rodriguez, President          Michael Margolies, Chairman


/s/ Eduardo Rodriguez                 /s/ Michael Margolies
----------------------------          ----------------------------
EDUARDO RODRIGUEZ                     MICHAEL MARGOLIES
THE RODRIGUEZ FAMILY TRUST            THE MARGOLIES FAMILY TRUST

By:/s/ Lynn Rodriguez                 By:/s/ Elaine Margolies
----------------------------          --------------------------
Lynn Rodriguez, Trustee               Elaine Margolies, Trustee



                                APPENDICES

A.     Operating Agreement of G&H Management, LLC
B. Employment Agreement between Eduardo Rodriguez and Headliners Entertainment Group, Inc.
C.     Employment Agreement between Eduardo Rodriguez and Global
       Concepts, Ltd.
D. Advisory Agreement between Michael Margolies and Headliners Entertainment Group, Inc.
E.     Advisory Agreement between Michael Margolies and Global
       Concepts, Ltd.
F. Form of Convertible Debenture to be issued by Global Concepts to The Margolies Family Trust.

                                APPENDIX A

                            OPERATING AGREEMENT
                                     OF
                            G&H MANAGEMENT, L.L.C.

  LIMITED LIABILITY OPERATING AGREEMENT (this "Agreement") dated as of March ___, 2005 between the persons listed on Schedule A hereto as members (the "Members") .

                                WITNESSETH

  WHEREAS, the Members desire to form a New Jersey limited liabil ity company, to be known as G&H Management, L.L.C. (the "Company") pursuant to the New Jersey Limited Liability Company Law (the "LLC Law"); and

  WHEREAS, the Members wish to create an Operating Agreement to establish the rules and procedures that are to govern the conduct of the business and affairs of the Company;

  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the Members, intending to be legally bound, hereby mutually covenant and agree as follows:

                              ARTICLE ONE

                              Definitions

  "Act" means the New Jersey Limited Liability Company Law, as amended from time to time.

  "Adjusted Capital Account Deficit" means, at any time with respect to any Member, the deficit balance, if any, in such Member's Capital Account, after giving effect to the following adjustments:

   (a) Such Capital Account shall be increased by the amounts which such Member is deemed obligated to restore as described in the penultimate sentence of Treasury Regulation Section l.704-2(g)(l) and Treasury Regulation Section 1.704-2(i)(5), or any successor provisions; and

   (b) Such Capital Account shall be reduced by the amount of the items described in Treasury Regulation Sections l.704-l(b)(2)(ii)(d)(4), (5) and (6).

  The definition of Adjusted Capital Account Deficit is intended to comply with Treasury Regulation Section 1.704-l(b)(2)(ii)(d) and shall be interpreted consistently therewith.

  "Agreement" means this Operating Agreement, and any amendments thereto.

  "Articles" means the Articles of Organization filed with the New Jersey Department of the Treasury for the purpose of forming the Company.

  "Capital Account" means, with respect to any Member, such Mem ber's Capital Contribution to the Company as adjusted in accordance with Section 6.2 hereof.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Company" means G&H Management, L.L.C., a limited liability company formed and constituted and governed under and pursuant to the Act, the Articles and this Agreement, as such limited liability company may from time to time be constituted.

  "Company Minimum Gain" has the meaning set forth in Treasury
Regulation Section 1.704-2(d).

  "Contribution" means any cash, property, services rendered, or a promissory note or other binding obligation to contribute cash or property or to render services that a Member contributes to the Company in his or her capacity as a Member.

  "Distribution" means the transfer of Property by the Company to one or more of its Members in his or her capacity as a Member.

  "Fiscal Year" means the calendar year.

  "Global Concepts" means Global Concepts, Ltd., a Colorado corpo ration and any successor in interest to that corporation by merger, consolidation, share exchange or sale of substantially all of its assets.

  "Headliners" means Headliners Entertainment Group, Inc., a
Delaware corporation and any successor in interest to that corporation by merger, consolidation, share exchange or sale of substantially all of its assets.

  "Majority In Interest of the Members" means, unless otherwise provided in this Agreement, the Members whose aggregate share of the current Profits of the Company constitutes more than one-half of the aggregate of such shares of all Members.

  "Manager" means a Person designated by the Members to manage the property, business and affairs of the Company as provided in Section
4.2 of this Agreement.

  "Member" means a Person who has been admitted as a member of the Company and has a Membership Interest in the Company with the rights, obligations, preferences and limitations specified herein.

  "Membership Interest" means a Member's aggregate rights in the Company, including, without limitation, the Member's right to a share of the Profits and Losses of the Company, the right to receive Distri butions from the Company and the right to vote and participate in the management of the Company.

  "Net Cash Flow" means, for each Fiscal Year or other period of the Company, the gross cash receipts of the Company from all sources, but excluding any amounts, such as gross receipts taxes, that are held by the Company as a collection agent or in trust for others or that are otherwise not unconditionally available to the Company, less all amounts paid by or for the account of the Company during the same Fiscal Year or other period (including, without limitation, payments of principal and interest on any Company indebtedness, payment of a management fee to the Managers pursuant to Section 4.11 hereof and expenses reimbursed to the Managers under Section 4.12 hereof), and less any amounts determined by the Managers to be necessary to provide a reasonable reserve for working capital needs or any other contingen cies of the Company. Net Cash Flow shall be determined in accordance with the cash receipts and disbursements method of accounting and otherwise in accordance with generally accepted accounting principles, consistently applied. Net Cash Flow shall not be reduced by deprecia tion, amortization, cost recovery deductions, depletion, similar allowances or other non-cash items, but shall be increased by any reduction of reserves previously established.

  "Office" means the office of the Company, the location of which is stated herein.

  "One-Third Interest of the Members" means, unless otherwise provided in this Agreement, the Members whose aggregate share of the current Profits of the Company constitutes one-third of the aggregate of such shares of all Members.

  "Percentage Interest" means the interest of a Member in the Profits and Losses of the Company. The Percentage Interest of each Initial Member in the Limited Liability Company is recited in Section 6.3 hereof and shown on Schedule A to this Agreement. The Percentage Interests of the Initial Members and the Percentage Interests of other Members may be modified upon the admission of new Members, and such modification shall be evidenced by an addendum to this Agreement setting forth the modified Percentage Interests, executed by the Initial Members.

  "Person" means any association, corporation, joint stock company, estate, general partnership, limited association, limited liability company, joint venture, limited partnership, natural person, real estate investment trust, business trust or other trust, custodian, nominee or any other individual or entity in its own or any represen tative capacity.

  "Profits" or "Losses" means, for any Fiscal Year or portion thereof, the taxable income or taxable loss of the Company for such Fiscal Year or portion thereof, as determined for federal income tax purposes, increased by the amount, if any, of tax-exempt income received or accrued by the Company and reduced by the amount, if any, of all expenditures of the Company described in Section 705(a) (2) (B) of the Code (including expenditures treated as described in Section 705(a)(2)(B) of the Code under Treasury Regulation Section 1.704-1(b)
(2) (iv) (i)).

  "Property" means all real, personal and mixed properties, cash, assets, interests and rights of any type owned by the Company. All assets acquired with Company funds or in exchange for Company Property shall be Company Property.

  "SEC" means the Securities and Exchange Commission.

  "Tax Matters Member" means a Member of the Company designated by the other Members pursuant to Section 4.2 hereof to act as tax matters partner of the Company for purposes of Subchapter C of Chapter 63 of Subtitle F of the Code.

  "Treasury Regulations" means the Income Tax Regulations (final, temporary and, as applicable, proposed) promulgated under the Code.

  "Two-Thirds Interest of the Members" means, unless otherwise provided in this Agreement, the Members whose aggregate share of the current Profits of the Company constitutes two-thirds of the aggregate of such shares of all Members.


                                  ARTICLE TWO

                         Name, Purpose and Character of
                       Business, Place of Business, Term

  Section 2.1   Name

  The name of the Company formed and continued hereby is G&H
Management, L.L.C.

  Section 2.2   Purpose and Character of Business.

  The Company is formed for the purpose of holding equity securi ties issued by Headliners and equity securities issued by Global
Concepts, and providing management services to Headliners and Global
Concepts.

  Section 2.3   Place of Business; Registered Agent.

  The principal place of business as well as the address of the Company's registered office in New Jersey shall be located at 501
Bloomfield Avenue, Montclair, New Jersey 07042. The Company's regis tered agent for service of process in the State of New Jersey shall be Ed Rodriguez.

  Section 2.4   Term

  The term of the Company shall begin upon the filing of the Articles or any later effective date as set forth therein and will continue until dissolution pursuant to Article Eight of this Agreement or by law.

                                 ARTICLE THREE

                              Meetings of Members

  Section 3.1    Annual Meetings.

  Meetings of the Members shall be held annually on the first business day in April. Meetings of Members may be held at such place or places, within or without the State of New Jersey, as shall be determined by the Managers and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Members of the Company may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons partic ipating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

  Section 3.2   Special Meetings.

  A meeting of the Members for any purpose or purposes may be called at any time by the Managers and shall be called at any time by the Managers upon the written request of Members Holding of record in the aggregate at least a One-Third Interest of the Members in the Company entitled to vote at such meeting. Such notice shall state the purpose for which such meeting is to be called.

  Section 3.3   Notice of Meetings.

  Every Member shall furnish the Company through the Managers an address at which notices of meetings and all other notices may be served on or mailed to him or her. Notice of each meeting of the Members shall be given to each Member entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the day on which the meeting is to be held, either by personally giving notice or by delivering written notice thereof by mailing such notice in a first-class postage prepaid envelope addressed to him or her at his post-office address furnished by him to the Company, or if he or she shall not have furnished to the Company his or her address, then at his or her post-office address last known to the Company, or, in the absence of knowledge on the part of the Company of any such post-office address, then at the Office of the Company in the State of New Jersey. Notice of a meeting of the Members shall provide the place, date and hour of the meeting, indicate that it is being issued by or at the direction of the Person or Persons calling the meeting, and state the purpose or purposes for which the meeting is called. An affidavit of any Manager that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. When a meeting is adjourned to another time and place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the original date of the meeting.

  Section 3.4    Waiver of Notice.

  Notice of a meeting need not be given to any Member who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any Member at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him or her.

  Section 3.5   Quorum

  A Majority in Interest of the Members of the Company entitled to vote at a meeting shall constitute a quorum for the transaction of business when present at such meeting either in person or by proxy. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any Members.

  Section 3.6   Voting

  When voting on any matter that requires the vote at a meeting of the Members pursuant to the Act, the Articles, or this Agreement, each Member shall vote in proportion to such Member's Percentage Interest. Whenever any action is to be taken under the Act by the Members, it shall, except as otherwise provided, be authorized by a Majority in Interest of the Members' votes cast at a meeting of Members entitled to vote thereon. No provision in this Agreement which provides for the vote of a percentage in interest of the Members may be amended without the consent of at least such percentage in interest of the Members.

  Section 3.7   Proxies

  Each Member entitled to vote at any meeting of Members may authorize another Person or Persons to act as his or her proxy by an instrument in writing signed by such Member or his or her attorney-in-fact.

  Section 3.8   Action Without a Meeting.

  (a) Whenever Members of the Company are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, if consent or consents in writing, setting forth the action so taken shall be signed by the Members who hold the voting interests having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all of the Members entitled to vote therein were present and voted and shall be delivered to the office of the Company by hand or by certified or registered mail, return receipt requested.

  (b) Every written consent shall bear the date of signature of each Member who signs the consent. No written consent shall be effec tive to take the action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this section, written consents signed by a sufficient number of Members to take the action are delivered to the office of the Company by hand or by certified or registered mail, return receipt requested.

  (c) Prompt notice of the taking of action without a meeting by less than unanimous written consent shall be given to those Members who have not consented in writing but who would have been entitled to vote thereon had such action been taken at a meeting. In the event that the action that is consented to is such as would have required the filing of articles or a certificate under any Section of the Act, if such action had been voted on by Members at a meeting thereof, such articles or certificate filed under such Section shall state, in lieu of any statement required by such Section concerning any vote of Members, that written consent has been given as provided in Section 407 of the Act.

                                 ARTICLE FOUR

                                  Management

  Section 4.1   Management by Managers.

  The management of the Company's business shall be vested in a class of one or more Managers designated by the Members. The Members hereby designate Ed Rodriguez to be the initial Manager of the Com pany, and Ed Rodriguez hereby accepts and agrees to be bound by the terms and conditions of this Agreement.

  Section 4.2   Powers of Managers.

  (a) Subject to the terms of this Agreement, the property, busi ness and affairs of the Company will be managed, and the conduct of its business will be controlled by, the Managers. Except as otherwise provided hereunder, the Managers shall have all of the rights, powers and obligations of a class of managers as provided in the Act and as otherwise provided by law. Without limiting the generality of the foregoing, the Managers shall have the following powers and the Managers are authorized on behalf of the Company to do or cause to be done the following:

   (i) to supervise the property, business and affairs of the Company and hire, on behalf of the Company, such profession als or other experts as may be necessary or desirable in connection therewith;

   (ii) to make any and all filings on behalf of the Company and its Members as they shall deem necessary, including, without limitation, filings of articles or certificates with the Department of the Treasury of the State of New Jersey and the filing of such documents, forms and requests for exemp tion as may be required pursuant to federal and state secu rities laws;

  (iii) to make such filings with governmental and other au thorities and to take any and all other actions as may be necessary to maintain the limited liability of the Members of the Company;

   (iv) to establish and maintain bank accounts, including savings accounts and demand deposit accounts, and cash management accounts; and

   (v) to do generally all things in connection with any of the foregoing, generally manage, oversee and administer the property, business and affairs of the Company and execute all documents on behalf of the Company in connection there with, and sign or accept all checks, notes and drafts on the Company's behalf and, except as expressly restricted herein, pay as Company expenses all costs or expenses connected with the operation or management of the Company.

  (b) In the event that the Company makes an in-kind Distribution described in Section 734 of the Code, or in the event of a transfer of any Membership Interest permitted by this Agreement made and described in Section 743 of the Code, the Managers, on behalf of the Company, may, in their absolute discretion, file an election under Section 754 of the Code in accordance with the procedures set forth in the appli cable Treasury Regulations promulgated thereunder.

  Section 4.3   Managers as Agents.

  The Managers shall be agents of the Company for the purpose of its business, and the acts of the Managers, including the execution in the name of the Company of any instrument, for apparently carrying on in the usual way the business of the Company shall bind the Company, unless (1) the Manager acting has in fact no authority to act for the Company in the particular matter and (2) the Person with whom such Manager is dealing has knowledge of the fact that such Manager has no such authority. No Member, solely by reason of being a Member, shall be an agent of the Company for the purpose of its business except to the extent that authority has been expressly delegated to such Member in writing by the Managers or by the provisions in this Agreement. An act of a Member or the Managers that is not apparently for the carry ing on of the business of the Company in the usual way shall not bind the Company unless authorized in fact by the Company in the particular matter. No act of a Member, a Manager or other agent of the Company in contravention of a restriction on authority shall bind the Company to Persons having knowledge of such restriction.

  Section 4.4   Duties of Managers.

  (a)  Each Manager shall perform his or her duties in good faith and with that degree of care that an ordinarily prudent person in a like position would use under similar circumstances. In performing their duties, each Manager shall be entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by: (1) one or more agents or employees of the Company, or (2) counsel, accoun tants or other Persons as to matters that such Manager believes to be within such Person's professional or expert competence, provided such Manager has no knowledge concerning the matter in question that would cause such reliance to be unwarranted. A Person who so performs his or her duties in accordance with this section shall have no liability by reason of being or having been a Manager of the Company.

  (b) This Section 4.4 will not eliminate or limit (1) the liabil ity of a Manager if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or were the result of active and deliberate dishonesty or that he or she personally gained in fact a financial profit or advantage to which he or she was not legally entitled or that, with respect to a Distribution the subject of Section 508(a) of the Act, his or her acts were not performed in accordance with Section 4.4 of this Article, or
(2) the liability of a Manager for any act or omission prior to the adoption of a provision authorized by Section 417 of the Act.

  (c) The Managers do not in any way guarantee the return of any Member's Contribution or a profit for the Members from the Company's business.

  Section 4.5   Qualification of Manager

  A Manager may, but need not, be a Member of the Company.

  Section 4.6   Term of Managers.

  Each Manager shall hold office and have the terms and responsi bilities accorded to him or her by the terms hereof until resignation or removal by the Members.

  Section 4.7   Election of Managers

  The initial Manager shall hold office until the earlier of the first annual meeting of the Company and the election of his successor or until resignation or removal by the Members. The Members shall thereafter vote in accordance with Section 3.6 to elect or designate any subsequent Managers of the Company. Any Manager of the Company may be removed or replaced with or without cause by a vote of a Majority in Interest of the Members entitled to vote thereon.


  Section 4.8   Action by Managers.

  The Managers shall manage the Company by the affirmative vote of a majority of the Managers. Any action required or permitted to be taken by the Managers may be taken without a vote if all of the Managers consent thereto in writing and such writing is filed with the records of the Company. The Managers may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting hear each other. Such participation shall constitute presence in person at such meeting.

  Section 4.9   Resignation of Managers.

  A Manager may resign at any time by giving written notice to the Company. However, if such resignation violates any provision contained in this Agreement or the provision of any contractual agreement between such Manager and the Company, the Company may recover from such Manager damages for such breach as provided in this Agreement or by contract or law. The election of a Manager shall not of itself create contract rights in favor of any such party.

  Section 4.10   Vacancies

  Vacancies occurring among the Managers shall be filled by the vote of a Majority in Interest of the Members entitled to vote thereon. Any Manager chosen to fill a vacancy shall serve the unex pired term of his or her predecessor.

  Section 4.11   Fees.

  The Company shall pay the Managers (or any accountant, agent, attorney, consultant or advisor to the Managers), fees in compensation for services rendered to the Company only if such fee is approved in writing by Members holding a Two-Thirds Interest of the Members. Any such fees shall be treated as expenses of the Company and shall not be deemed to constitute Distributions to the recipient of any Profit, Loss or capital of the Company. The obligations of the Managers to be performed under this Agreement will not be affected by a failure of the Company to pay fees under this Section 4.11.

  Section 4.12   Reimbursement

  The Company shall reimburse the Managers for all ordinary and necessary out-of-pocket expenses incurred by them on behalf of the Company. Such reimbursement shall be treated as an expense of the Company that shall be deducted in computing the Net Cash Flow and shall not be deemed to constitute a distributive share of Profits or a Distribution or return of capital to the Managers, and such reimburse ment shall be made out of the assets of the Company (including the proceeds of the initial sale of Membership Interests) to the extent possible. The obligations of the Managers to be performed under this Agreement will not be affected by a failure of the Company to reim burse expenses under this Section 4.12.

  Section 4.13   Indemnification.

  To the fullest extent permitted by law, the Company shall indem nify and hold harmless each Manager from and against any and all losses, claims, damages, liabilities or expenses of whatever nature, as incurred, arising out of or relating to the fact that such party was or is a Manager of the Company. Notwithstanding the foregoing, no indemnification may be made to or on behalf of a Manager if a judgment or other final adjudication adverse to such Manager establishes (1) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or (2) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

  Section 4.14   Interested Managers.

  (a) No contract or other transaction between the Company and one or more of the Managers or between the Company and any other limited liability company or other business entity in which one or more of the Managers are managers, directors or officers, or have a substantial financial interest, shall be either void or voidable for this reason alone or by reason alone that such Manager or Managers were present at the meeting of Managers which approved such contract or transaction, or that his or her or their votes were counted for such purposes, (i) if the material facts as to such Manager's interest in such contract or transaction and as to any such common managership, directorship, officership or financial interest are disclosed in good faith or known to the other Managers, and the Managers approve such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested Manager or, if the votes of the disinterested Managers are insufficient to constitute an act of the Managers pursu ant to the terms hereof and of the Act, by unanimous vote of the disinterested Managers; or (ii) if the material facts as to such Manager's interest in such contract or transaction and as to any such common managership, directorship, officership or financial interest are disclosed in good faith or known to the Members entitled to vote thereon, and such contract or transaction is approved by the vote of the Members holding a Two-Thirds Interest of the Members.

  (b) Common or interested Managers may be counted in determining the presence of a quorum at a meeting of the Managers or a meeting of the Members that approves any such contract or transaction.

  Section 4.15   Voting of Securities

  The Managers shall cast votes at meetings of the shareholders of Headliners or Global Concepts, or shall execute consents in lieu of meetings, as they consider in their reasonable judgment to be in the best interests of the Company. As an exception to the foregoing sentence, in the event that a meeting is held to elect members of the board of directors of either Headliners or Global Concepts, or if consents are executed in lieu of a meeting, the Managers shall take such action, including casting votes or executing consents, so that there is nominated and, if within the Managers' power, elected to the Board two individuals designated by The Rodriguez Family Trust and one individual designated by The Margolies Family Trust. Moreover, if at any time an individual so designated and elected ceases to serve on one of the boards for any reason, the Managers will take such action as is within their power to cause a replacement designated by the same Member to be elected to the board.

                                ARTICLE FIVE

                                 Membership

  Section 5.1   Nature of Interest.

  A Membership Interest in the Company is personal property. A
Member has no interest in specific property of the Company.

  Section 5.2   Admission of Members.

  Following the effective date hereof, a Person may be admitted as a Member of the Company through the transfer or assignment of a Membership Interest upon the vote or written consent of Members holding a Two-Thirds Interest of the Members.

  Section 5.3   Transfer and Assignments of Membership Interests

  A Membership Interest is assignable in whole or in part. The assignment of a Membership Interest does not dissolve the Company.

  Section 5.4   Rights of Assignee to Become a Member

  An assignee of a Membership Interest shall not be entitled to participate in the management or affairs of the Company or to exercise any rights or powers of a Member. An assignee shall have no liability as a Member solely as a result of an assignment. However, the assignee of a Membership Interest may be admitted as a Member upon the vote or written consent of a Majority in Interest of all of the Members in the Company. An assignee who becomes a Member shall succeed to the rights, powers, preferences and limitations, and shall be subject to the restrictions and liabilities, of a Member.

  Section 5.5   Liability Upon Assignment.

  Whether or not an assignee of a Membership Interest becomes a Member, the assignor of a Membership Interest is not released from any liability under the Act or this Agreement, except liabilities that arise after the effectiveness of the assignment and are pursuant to the express terms of the Act. A Member shall cease to be a Member upon the assignment of his or her Membership Interest.

  Section 5.6  Withdrawal of a Member.

  A Member may not withdraw from the Company without the vote or written consent of a Majority in Interest of all of the Members in the Company or as otherwise provided in the Act.

  Section 5.7   Liability of Members. Managers and Agents.

  (a) Neither a Member, a Manager nor an agent of the Company (including a Person having more than one such capacity) shall be liable for any debts, obligations, or liabilities of the Company or of each other, whether arising in tort, contract or otherwise, solely by reason of being a Member, a Manager or agent or acting (or omitting to act) in such capacities or participating (as an employee, consultant, contractor or otherwise) in the conduct of the business of the Com pany. Each of the Members shall be liable only to make payment of his or her respective Contribution hereunder and other payments as ex pressly provided in this Agreement. No Member shall be required to lend any funds to the Company or, after such Member's Contribution has been paid, except as required by the provisions of the Act and Sec tions 4.12 and 6.10 hereof, to pay any further capital or Contribu tion, assessment or payment to the Company.

  (b) No Member shall be liable for the return of any portion of the Contribution of any other Member; the return of such Contributions shall be made solely from Company assets. No Member shall be required to pay the Company or any other Member any deficit in the Member's Capital Account upon dissolution or otherwise.

  Section 5.8   Parties to Actions.

  No Member of the Company is or shall be a proper party to pro ceedings by or against the Company, except where the object of such proceedings is or shall be to enforce a Member's right against or liability to the Company.

  Section 5.9 Tax Matters Member

  The Members shall cause there to be at all times one Member of the Company that shall be the Tax Matters Member of the Company. The initial Tax Matters Member shall be The Margolies Family Trust.

                                ARTICLE SIX

                 Contributions, Capital Accounts, Allocations
                             and Distributions

  Section 6.1   Capital Contributions.

  (a) The Contribution of a Member to the capital of the Company shall be in cash, property or services rendered or a promissory note or other obligation to contribute cash or property or to render services. Each of the Members has made a Contribution to the Company in the amount shown on Schedule A hereto.

  (b) Subject to the provisions of Section 6.10 hereof, no Member shall be required to make any Contribution to the Company other than that set forth on Schedule A hereto. No Member shall be entitled to withdraw any part of his or her Capital Account or Contribution except as expressly provided in this Agreement.

  Section 6.2   Maintenance of Capital Accounts.

  (a) A Capital Account shall be established in the Company's books for each Member by the Managers in accordance with the rules of Treasury Regulation Section l.704-l(b)(2)(iv). Each Member's Capital Account shall be:

  (i)  increased by:

       (A)  such Member's cash Contributions to the Company;

       (B) the fair market value of the property contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to); and

       (C)  the amount of Profits allocated to such Member;

and

  (ii) decreased by:

       (A) the amount of money distributed to such Member by the Company;

       (B) the fair market value of the Property distributed to such Member by the Company (net of liabilities secured by such Property that the Member is considered to assume or take subject
  to); and

       (C)  the amount of Losses allocated to such Member.

  (b) In accordance with Treasury Regulation Section l.704-l(b)(2)(iv)(e), immediately prior to the actual or deemed distribution of any Company asset, the Capital Accounts of all Members shall be adjusted (consistent with the provisions hereof) to reflect the manner in which the unrealized income, gain, loss and deductions inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated to the Members if there were a taxable disposition of such property for the fair market value of such property on the date of distribution. In determining such unrealized gain or unrealized loss, the aggregate fair market value of any such asset as of any date of determination shall be determined by the Managers using such reasonable methods of valuation as they may adopt.

  (c) The foregoing provisions and other provisions of this Agreement relating to maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulation. In the event the Managers shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such regulations, the Managers, without the approval of the Members, may amend this Agreement to reflect such modification, provided that such amendment is not likely to have a material effect on the amounts distributed to the Members pursuant to Article Eight upon dissolution of the Company.

  Section 6.3   Allocations of profits and losses.

  (a)  The Percentage Interests of the Initial Members shall be:
The Rodriguez Family Trust - 51%; The Margolies Family Trust - 49%.

  (b) Except as provided by Sections 6.4, 6.5 and 6.6, the Profits and Losses of the Company shall be allocated in accordance with the Percentage Interests of each Member. For income tax purposes only, each item of income, gain, loss and deduction of the Company shall be allocated among the Members in accordance with their respective shares of Profits and Losses (taking into account the special allocations set forth in Sections 6.4 through 6.6), subject to the rules of Section 704(c)(l)(A) of the Code and the Treasury Regulations promulgated thereunder.

  Section 6.4   Minimum Gain Chargeback Allocations.

  Except as otherwise provided in Treasury Regulation Section 1.704-2(f), notwithstanding any other provision of this Article Six, if there is a net decrease in Company Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, to the extent required and in the manner provided by Section 1.704-2(g) of the Treasury Regulations. The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(f)(6) and l.704-2(j)(2). This Section 6.4 is intended to comply with the minimum gain chargeback provision of Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

  Section 6.5   Qualified Income Offset.

  Except as provided in Section 6.4, in the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation Sections 1.704-1(b) (2) (ii) (d)(4),
(5), or (6), which create or increase an Adjusted Capital Account Deficit, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit created by such adjustments, allocations, or distributions as quickly as possible; provided that an allocation pursuant to this Section 6.5 shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all allocations provided for in this Article Six have been tentatively made as if this Section 6.5 were not in this Agreement. This Section
6.5 is intended to constitute a "qualified income offset" within the meaning of Treasury Regulation Section 1.704-1(b) (2) (ii) Cd).

  Section 6.6   Curative Allocations.

  The allocations set forth in Sections 6.4 and 6.5 (the
"Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulation Section 1.704-1(b). The Regulatory Allocations may not be consistent with the manner in which the Members intend to divide Company Distributions. Accordingly, the Managers are hereby authorized to divide other allocations of Profits, Losses and other items among the Members as may be necessary so as to prevent the Regulatory Allocations from distorting the manner in which Company Distributions will be divided among the Members. In general, the Members anticipate that this will be accomplished by specially allocating items of income, gain, loss and deduction among the Members so that the net amount of the Regulatory Allocations and such special allocations to such Member is zero. However, the Managers shall have discretion to accomplish this result in any reasonable manner.

  Section 6.7   Liquidation of Securities

  Upon receipt of securities of Headliners or Global Concepts, the Company shall entrust the securities to a registered broker-dealer. The Company will enter into a contract with the broker-dealer in a form that will afford the Company the affirmative defense described in Rule 10b5-1(c)(1) of the SEC . The contract will direct the broker-dealer that commencing thirty days after the issuer files its quarterly or annual report with the SEC the broker-dealer shall sell the maximum amount of the securities as is permitted by SEC Rule 144, except that the broker-dealer shall not sell for the account of the Company on any one day a number of shares that exceeds the greater of
(i) twenty percent (20%) of the issue's trading volume on that day or
(ii) ten percent (10%) of the aggregate trading volume for the issue for the five preceding trading days.

  Section 6.8   Allocations and Distributions of Net Cash Flow and
Property.

  Subject to this Article Six and except as otherwise provided in Article Eight hereof (relating to the dissolution of the Company), any Distribution of the Net Cash Flow shall be allocated on the basis of the Percentage Interest of each Member.

  Section 6.9   Distribution Rules

  (a) Within thirty (30) days following the end of each calendar quarter, the Company shall make a Distribution of the Net Cash Flow for the quarter, less any deficit in Net Cash Flow that existed on the first day of the quarter.

  (b) All amounts withheld pursuant to the Code or any provision of any state or local law with respect to any payment, Distribution or allocation to the Company or the Members shall be treated as amounts distributed to the Members pursuant to this Article Six for all purposes of this Agreement. The Managers are authorized to withhold from Distributions, or with respect to allocations, to the Members and to pay over to any federal, state or local government any amounts required to be so withheld pursuant to the Code or any provision of any other federal, state or local law and shall allocate such amounts to those Members with respect to which such amounts were withheld.

  Section 6.10   Limitations on Distributions

  (a) Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a Distribution to a Member to the extent that, at the time of the Distribution, after giving effect to the Distribution, all liabilities of the Company, other than liabilities to Members on account of their Membership Interests and liabilities for which recourse of creditors is limited to specified property of the Company, exceed the fair market value of the assets of the Company, except that the fair market value of property that is subject to a liability for which the recourse of creditors is limited shall be included in the assets of the Company only to the extent that the fair value of such property exceeds such liability. A Member who receives a Distribution in violation of this Section, and who knew at the time of Distribution that the Distribution violated this Section, shall be liable to the Company for the amount of the Distribution. A Member who receives a Distribution in violation of this Section 6.10, and who did not know at the time of the Distribution that the Distribution violated this Section, shall not be liable for the amount of the Distribution.

  (b) This Section 6.10 shall not affect any obligation or liability of a Member under this Agreement or other applicable law for the amount of a Distribution. Unless otherwise agreed, however, a Member who receives a wrongful Distribution from the Company shall have no liability under this Agreement or other applicable law for the amount of the Distribution after the expiration of three (3) years from the date of the Distribution.

  Section 6.11   Distribution Upon Withdrawal.

  Except as provided in the Act, upon withdrawal as a Member of the Company as provided in Section 5.6, any withdrawing Member shall be entitled to receive (i) any Distribution to which he or she is entitled under this Agreement and (ii) within a reasonable time after withdrawal, an amount equal to the positive balance in such Member's Capital Account as of the date of withdrawal after taking into account all Capital Account adjustments for the Fiscal Year during which such withdrawal occurs.


                               ARTICLE SEVEN

                           Accounting and Records

  Section 7.1   Records.

  The Company shall maintain the following records: (1) the full name and mailing address of each Manager, (2) a current list of the full name set forth in alphabetical order and last known mailing address of each Member, together with the Contribution and the share of profits and Losses of each Member or information from which such share can be readily derived, (3) a copy of the Articles and all amendments thereto or restatements thereof, together with executed copies of any powers of attorney pursuant to which any certificate or amendment has been executed, (4) a copy of this Agreement, any amendments thereto and any amended and restated operating Agreement, and (5) a copy of the Company's federal, state and local income tax or information returns and reports, if any, for the three (3) most recent fiscal years. The Company may maintain its records in other than a written form if such form is capable of conversion into written form within a reasonable time.

  Section 7.2   Inspection.

  Any Member may, upon not less than ten (10) days' notice to the Managers, inspect and copy at his or her own expense, for any purpose reasonably related to the Member's interest as a Member, the records referred to in Section 7.1, any financial statements maintained by the Company for the three (3) most recent fiscal years and other information regarding the affairs of the Company as is just and reasonable. However, the Managers shall have the right to keep confidential from the other Members for such period of time as the Managers deem reasonable, any information which the Managers reasonably believe to be in the nature of trade secrets or other information the disclosure of which the Managers in good faith believe is not in the best interest of the Company or its business or which the Company is required by law or agreement with a third party to keep confidential.


                              ARTICLE EIGHT

                               Dissolution

  Section 8.1   Dissolution.

  The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following: (1) the vote or written consent of the Holders of a Two-Thirds Interest of the Members, or (2) the entry of a decree of judicial dissolution under the Act.

  Section 8.2   Judicial Dissolution.

  On application by or for a Member, the superior court in the judicial district in which the office of the Company is located may decree dissolution of the Company pursuant to the Act whenever it is not reasonably practicable to carry on the business in conformity with the Articles or Agreement. A certified copy of the order of dissolution shall be filed by the applicant with the Department of the Treasury of the State of New Jersey within thirty (30) days of its issuance.

  Section 8.3   Winding Up.

  In the event of a dissolution of the Company, other than a judicial dissolution pursuant to Section 8.2 hereof under the Act, the Members may wind up the Company's affairs. Upon the showing of cause, the superior court in the judicial district in which the office of the Company is located may wind up the Company's affairs upon application of any Member, or his or her legal representative or assignee, and in connection therewith may appoint a receiver or liquidating trustee. Upon dissolution of the Company, the Persons winding up the Company's affairs may, in the name of and for and on behalf of the Company, prosecute and defend suits, whether civil, criminal or administrative, settle and close the Company's business, dispose of and convey the Company's property, discharge the Company's liabilities and distribute to the Members any remaining assets of the Company, all without affecting the liability of Members, including Members participating in the winding up of the Company's affairs.

  Section 8.4   Distribution of Assets.

  Upon the winding up of the Company, the assets shall be distributed as follows: (1) to creditors, including Members who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Company, whether by payment or by establishment of adequate reserves, other than liabilities for Distributions to Members pursuant to Sections 6.8 and
6.11 hereof, (2) to Members and former Members in satisfaction of liabilities for Distributions under Sections 6.8 and 6.11 hereof, and
(3) to Members for the return of their Contributions and in respect of their Membership Interests in accordance with and to the extent of their positive Capital Account balances after taking into account all Capital Account adjustments for the taxable year during which such distribution occurs.

  Section 8.5   Articles of Dissolution

  Within ninety (90) days following the dissolution and winding up of the Company, or at any other time there are no Members, Articles of Dissolution shall be filed with the New Jersey Department of the Treasury entitled "Articles of Dissolution of G&H Management, L.L.C. The Articles of Dissolution shall set forth (1) the name of the Company and, if it has been changed, the name under which it was formed, (2) the date of filing of its Articles and each subsequent amendment thereto or restatement thereof,
(3) the event giving rise to the filing of the Articles of Dissolution, and (4) any other information the Persons filing the Articles of Dissolution determine. The cancellation of the Articles shall be effective at the time of filing of the Articles of Dissolution. The cancellation of the Articles shall not affect the liability of the Members during the period of winding up and termination of the Company.

                                ARTICLE NINE

                                Miscellaneous

  Section 9.1   Amendments to Agreement.

  This Agreement may be amended by the affirmative vote of the Holders of Two-Thirds Interest of the Members, provided that no amendment to this Agreement may be made without the written consent of each Member adversely affected thereby.

  Section 9.2   Binding Provisions.

  The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.

  Section 9.3   No Waiver.

  The failure of any Member or Manager to seek redress for violation, or to insist on strict performance, of any covenant or condition of this Agreement shall not prevent a subsequent act which would have constituted a violation from having the effect of an original violation.

  Section 9.4   Applicable Law.

  This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey without giving effect to conflicts of laws principles thereof.


  Section 9.5   Entire Agreement.

  This Agreement constitutes the entire agreement among the parties. This Agreement supersedes any prior agreement or understanding among the parties and may not be modified or amended in any manner other than as set forth herein or therein.

  Section 9.6   Counterparts

  This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto notwithstanding that all the parties have not signed the same counterpart.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Managers:                            Members:

                                     The Margolies Family Trust

_______________________________
Ed Rodriguez                         By:__________________________
                                        Elaine Margolies, Trustee


                                     The Rodriguez Family Trust


                                     By:__________________________
                                        Lynn Rodriguez, Trustee

                                 Schedule A

Name and Address of Member       Contribution        Percentage Interest
---------------------------      ------------        -------------------
The Margolies Family Trust          $10.00                   49%
10 Garrison Inn Lane
Garrison, NY 10524

The Rodriguez Family Trust          $10.00                   51%
19 West Drive
Livingston, NJ 07039


                      *       *       *       *       *

                                APPENDIX B

                   EMPLOYMENT AGREEMENT - EDUARDO RODRIGUEZ

  AGREEMENT made as of the 7th day of March, 2005 by and between HEADLINERS ENTERTAINMENT GROUP, INC., a Delaware corporation with offices at 501 Bloomfield Avenue, Montclair, NJ 07042 (the
"Corporation"), and EDUARDO RODRIGUEZ, residing at 19 West Drive,
Livingston, NJ 07039 ("Rodriguez").

  WHEREAS, the Corporation wishes to employ Rodriguez as President, and to provide Rodriguez with assurance of compensation and terms of employment which will competitively motivate Rodriguez, and Rodriguez desires to be so employed.

  NOW, THEREFORE, it is agreed:

  1. Title; Capacities.

  (a) The Corporation hereby employs Rodriguez as President. In such capacity, Rodriguez shall be responsible for supervising the implementation of the plans and policies adopted from time-to-time by the Corporation's Board of Directors. Rodriguez shall be subject to the supervision of the Corporation's Board of Directors.

  (b) The Corporation understands and acknowledges that Rodriguez is also employed as Chief Executive Officer of Global Concepts, Ltd. Subject to the obligations attendant to that position, Rodriguez agrees that he will devote all of his business time, labor, skill, attention and best ability to the performance of his duties under this Agreement. Rodriguez agrees to abide by such reasonable rules, regulations, personnel practices and policies of the Corporation, and any changes therein, which may be reasonably adopted from time to time by the Corporation and delivered in writing to Rodriguez.

  2.  Compensation.

  (a) Salary. The Corporation shall pay Rodriguez a salary at the rate of Two Hundred Thousand Dollars ($200,000) per annum, payable on such days when the salaries of other Corporation employees are paid.

  (b) Benefits. Rodriguez shall be entitled to receive such health, medical, disability and life insurance benefits as are made available to executive employees of the Corporation.

  (c) Automobile. The Corporation shall provide to Rodriguez, at no cost to Rodriguez, an automobile for Rodriguez's business use and purposes, including automobile insurance coverage, which said automobile shall be selected by Rodriguez and shall be replaced every two (2) years with a new vehicle. The initial vehicle to be provided to Rodriguez by the Corporation shall be a model year 2005 or newer and each replacement vehicle shall be at least the model year vehicle for the year of replacement and shall be limited to a cost, exclusive of insurance costs, of $1,000.00 per month.

  (d) Reimbursement of Business Expenses. Rodriguez shall be entitled to reimbursement of all reasonable business expenses actually incurred by Rodriguez in the discharge of Rodriguez' duties hereunder, including expenses for entertainment, travel, employee training and similar items, upon submission to the Corporation with satisfactory documentation thereof.

  (e) Death/Disability Benefit. In the event that this Agreement is terminated by reason of Rodriguez' death or disability, then Rodriguez or his estate, as the case may be, shall be entitled to receive monthly payments equal to those he would otherwise have received pursuant to Section 2(a) during the remainder of the term of this Agreement.

  3.  Term.

  (a) The "Term" of this Agreement and of Rodriguez's employment hereunder shall commence on the date of this Agreement and shall terminate on January 31, 2010, unless earlier terminated pursuant to Sec. 3(b) hereunder.

  (b) Prior to January 31, 2010, Rodriguez's employment hereunder may be terminated as follows:

  (i)   by Rodriguez, at will;

  (ii)  by the Corporation for Cause;

  (iii) by the Corporation, upon the death or disability of Rodriguez. "Disability" shall mean Rodriguez's inability to perform Rodriguez's normal employment functions due to any medically determinable physical or mental disability, which can last or has lasted three months or is expected to result in death.

  (c)  As used herein, the term "Cause" shall mean only the follow-

ing: (i) conviction of a crime involving moral turpitude, (ii) material, willful or gross misconduct by Rodriguez in the performance of his duties hereunder; or (iii) the failure by Rodriguez to perform or observe any substantial lawful obligation of such employment that is not remedied within fifteen (15) days after the receipt of written notice thereof from the Board of Directors (provided such neglect or failure is unrelated to disability).

  (d) Termination of Rodriguez's employment, when permitted hereunder, may be effectuated by delivery of written notice to Rodriguez, stating the grounds for termination. Such notice shall be effective upon receipt.

  (e) At any time during the Term of the Agreement, the Board of Directors may remove Rodriguez from his positions as President, if it determines that such removal is in the best interests of the Corporation. Upon such removal, Rodriguez may assume another role in the Corporation if Rodriguez and the Corporation so agree, or he may have no further responsibilities to the Corporation. A removal from office pursuant to this Section 3(e) shall not be deemed to be a termination of this agreement, and Rodriguez shall remain employed under the terms of this Agreement until the Agreement terminates pursuant to either Section 3(a) or Section 3(b).

  4. Covenant of Non-Competition. In consideration of the undertakings by the Corporation herein, Rodriguez covenants for the benefit of the Corporation and the shareholders thereof as follows:

  (a) The "Restricted Period" for purposes of this Covenant shall commence on the date of this agreement and shall continue for a period ending on the date which is one year after the date on which Rodriguez ceases to be employed by the Corporation.

  (b) During the Restricted Period Rodriguez shall not, directly or indirectly, as an employee, consultant or principal, through equity ownership or otherwise, for himself or for any other person, engage in, or assist any other person to engage in, any Competitive Activities. For purposes hereof, "Competitive Activities" shall include the following:

       (i) Directly or indirectly soliciting, diverting, taking away or attempting to solicit, divert, or take away any business opportunities which became available to the Corporation or any of its subsidiaries or affiliated entities during the Term of this Agreement.

       (ii) Engaging in the business of owning and/or operating comedy clubs.

       (iii) Hiring, offering to hire, enticing away or in any manner persuading or attempting to persuade any person affiliated (as employee or as independent contractor) with the Corporation or any affiliate or subsidiary of the Corporation to discontinue his relationship with such company, or to become employed by any other entity.

  5. Assignment. The Corporation and Rodriguez acknowledge that the relationship established hereby is unique and personal and that neither the Corporation nor Rodriguez may assign or delegate any of their respective rights and/or obligations hereunder without the prior written consent of the other party except as follows:

  In the event of a future disposition of (or including) the properties and business of the Corporation, substantially as an entirety, by merger, consolidation, sale of assets, or otherwise, then the Corporation shall be obligated to assign this Agreement and all of its rights and obligations hereunder to the acquiring or surviving corporation, and such acquiring or surviving corporation shall assume in writing all of the obligations of the Corporation hereunder; provided, however, that the Corporation (in the event and so long as it remains in business as an independent going enterprise) shall remain liable for the performance of its obligations hereunder in the event of an unjustified failure of the acquiring corporation to perform its obligations under this Agreement.

  6. Indemnification. The Corporation shall indemnify Rodriguez to the fullest extent authorized by the General Corporation Law of the State of Delaware against claims or liability arising from his service on behalf of the Corporation, whether pursuant to this Agreement or pursuant to previous arrangements between the Corporation and Rodriguez.

  7. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey.

  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                      HEADLINERS ENTERTAINMENT GROUP, INC.


                      By:/s/ Michael Margolies
                      ----------------------------
                      Michael Margolies, Secretary



                      /s/ Eduardo Rodriguez
                      ----------------------------
                      EDUARDO RODRIGUEZ

                                APPENDIX C

                   EMPLOYMENT AGREEMENT - EDUARDO RODRIGUEZ

  AGREEMENT made as of the 7th day of March, 2005 by and between GLOBAL CONCEPTS, LTD., a Colorado corporation with offices at 14
Garrison Inn Lane, Garrison, NY 10524 (the "Corporation"), and EDUARDO RODRIGUEZ, residing at 19 West Drive, Livingston, NJ 07039
("Rodriguez").

  WHEREAS, the Corporation wishes to employ Rodriguez as Chairman, and to provide Rodriguez with assurance of compensation and terms of employment which will competitively motivate Rodriguez, and Rodriguez desires to be so employed.

  NOW, THEREFORE, it is agreed:

  1. Title; Capacities.

  (a) The Corporation hereby employs Rodriguez as Chairman and Chief Executive Officer. In such capacity, Rodriguez shall be responsible for supervising the implementation of the plans and policies adopted from time-to-time by the Corporation's Board of Directors. Rodriguez shall be subject to the supervision of the Corporation's Board of Directors.

  (b) The Corporation understands and acknowledges that Rodriguez is also employed as Chief Executive Officer of Headliners
Entertainment Group, Inc. Subject to the obligations attendant to that position, Rodriguez agrees that he will devote all of his business time, labor, skill, attention and best ability to the perfor-

mance of his duties under this Agreement. Rodriguez agrees to abide by such reasonable rules, regulations, personnel practices and policies of the Corporation, and any changes therein, which may be reasonably adopted from time to time by the Corporation and delivered in writing to Rodriguez.

  2.  Compensation.

  (a) Salary. The Corporation shall pay Rodriguez a salary at the rate of One Hundred Thousand Dollars ($100,000) per annum, payable on such days when the salaries of other Corporation employees are paid.

  (b) Benefits. Rodriguez shall be entitled to receive such health, medical, disability and life insurance benefits as are made available to executive employees of the Corporation.

  (c) Reimbursement of Business Expenses. Rodriguez shall be entitled to reimbursement of all reasonable business expenses actually incurred by Rodriguez in the discharge of Rodriguez' duties hereunder, including expenses for entertainment, travel, employee training and similar items, upon submission to the Corporation with satisfactory documentation thereof.

  (d) Death/Disability Benefit. In the event that this Agreement is terminated by reason of Rodriguez' death or disability, then Rodriguez or his estate, as the case may be, shall be entitled to receive monthly payments equal to those he would otherwise have received pursuant to Section 2(a) during the remainder of the term of this Agreement.

  3.  Term.

  (a) The "Term" of this Agreement and of Rodriguez's employment hereunder shall commence on the date of this Agreement and shall terminate on January 31, 2015, unless earlier terminated pursuant to Sec. 3(b) hereunder.

  (b) Prior to January 31, 2015, Rodriguez's employment hereunder may be terminated as follows:

  (i)   by Rodriguez, at will;

  (ii)  by the Corporation for Cause;

  (iii) by the Corporation, upon the death or disability of Rodriguez. "Disability" shall mean Rodriguez's inability to perform Rodriguez's normal employment functions due to any medically determinable physical or mental disability, which can last or has lasted three months or is expected to result in death.

  (c)  As used herein, the term "Cause" shall mean only the follow-

ing: (i) conviction of a crime involving moral turpitude, (ii) material, willful or gross misconduct by Rodriguez in the performance of his duties hereunder; or (iii) the failure by Rodriguez to perform or observe any substantial lawful obligation of such employment that is not remedied within fifteen (15) days after the receipt of written notice thereof from the Board of Directors (provided such neglect or failure is unrelated to disability).

  (d) Termination of Rodriguez's employment, when permitted hereunder, may be effectuated by delivery of written notice to Rodriguez, stating the grounds for termination. Such notice shall be effective upon receipt.

  (e) At any time during the Term of the Agreement, the Board of Directors may remove Rodriguez from his positions as Chairman and/or Chief Executive Officer, if it determines that such removal is in the best interests of the Corporation. Upon such removal, Rodriguez may assume another role in the Corporation if Rodriguez and the Corporation so agree, or he may have no further responsibilities to the Corporation. A removal from office pursuant to this Section 3(e) shall not be deemed to be a termination of this agreement, and Rodriguez shall remain employed under the terms of this Agreement until the Agreement terminates pursuant to either Section 3(a) or Section 3(b).

  4. Covenant of Non-Competition. In consideration of the undertakings by the Corporation herein, Rodriguez covenants for the benefit of the Corporation and the shareholders thereof as follows:

  (a) The "Restricted Period" for purposes of this Covenant shall commence on the date of this agreement and shall continue for a period ending on the date which is one year after the date on which Rodriguez ceases to be employed by the Corporation.

  (b) During the Restricted Period Rodriguez shall not, directly or indirectly, as an employee, consultant or principal, through equity ownership or otherwise, for himself or for any other person, engage in, or assist any other person to engage in, any Competitive Activities. For purposes hereof, "Competitive Activities" shall include the following:

       (i) Directly or indirectly soliciting, diverting, taking away or attempting to solicit, divert, or take away any business opportunities which became available to the Corporation or any of its subsidiaries or affiliated entities during the Term of this Agreement.

       (ii) Engaging in any business which is directly competitive with a business operated by the Corporation or its subsidiaries within one year prior to Rodriguez' engagement in the business.

       (iii) Hiring, offering to hire, enticing away or in any manner persuading or attempting to persuade any person affiliated (as employee or as independent contractor) with the Corporation or any affiliate or subsidiary of the Corporation to discontinue his relationship with such company, or to become employed by any other entity.

  5. Assignment. The Corporation and Rodriguez acknowledge that the relationship established hereby is unique and personal and that neither the Corporation nor Rodriguez may assign or delegate any of their respective rights and/or obligations hereunder without the prior written consent of the other party except as follows:

  In the event of a future disposition of (or including) the properties and business of the Corporation, substantially as an entirety, by merger, consolidation, sale of assets, or otherwise, then the Corporation shall be obligated to assign this Agreement and all of its rights and obligations hereunder to the acquiring or surviving corporation, and such acquiring or surviving corporation shall assume in writing all of the obligations of the Corporation hereunder; provided, however, that the Corporation (in the event and so long as it remains in business as an independent going enterprise) shall remain liable for the performance of its obligations hereunder in the event of an unjustified failure of the acquiring corporation to perform its obligations under this Agreement.

  6. Indemnification. The Corporation shall indemnify Rodriguez to the fullest extent authorized by the Business Corporation Act of the State of Colorado against claims or liability arising from his service on behalf of the Corporation, whether pursuant to this Agreement or pursuant to previous arrangements between the Corporation and Rodriguez.

  7. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey.


  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                      GLOBAL CONCEPTS, LTD.


                      By:/s/ Michael Margolies
                      ------------------------------
                      Michael Margolies, Secretary


                      /s/ Eduardo Rodriguez
                      ----------------------------
                      EDUARDO RODRIGUEZ


                                APPENDIX D

                 ADVISORY AGREEMENT - MICHAEL MARGOLIES

     AGREEMENT made as of the 7th day of March, 2005 by and between HEADLINERS ENTERTAINMENT GROUP, INC., a Delaware corporation with offices at 501 Bloomfield Avenue, Montclair, NJ 07042 (the "Corporation"), and MICHAEL MARGOLIES, residing at 10 Garrison Inn Lane, Garrison, NY 10524 ("Margolies").

     WHEREAS, Margolies has served as an executive officer of Corporation since 2000, and Margolies is resigning from his position as an executive officer of the Corporation; and

     WHEREAS, the Corporation wishes to retain Margolies as an advisor to the Board of Directors and to the Corporation's Chief Executive Officer, and Margolies is willing to perform in that role.

     NOW, THEREFORE, it is agreed:

     1. Advisory Services.

     (a) Upon request of the Corporation's Board of Directors or its Chief Executive Officer or its Chief Operating Officer, Margolies shall provide advice and consultation. Margolies will make himself available as needed by the Corporation, at times to be mutually agreed upon based on the business and personal obligations of Margolies and the Corporation. Margolies shall not be required to devote any specific amount of time to the performance of services hereunder, but shall devote such time as will advance the interests of the Corporation.

     (b) Margolies shall advise the Board and the Chief Executive Officer regarding the business operations that are carried on by the Corporation on the date of this agreement, as well as those business acquisitions that the Corporation is pursuing on the date of this agreement.

     (c) Margolies agrees to also provide consulting services to the Corporation in the areas of business development, investor relations, public relations, and finance. Among the services that Margolies may provide are the following:

     - render professional advice and guidance in the development of a strategic business plan for the purpose of raising capital and fostering the growth of the Corporation;

     - design a strategic financing plan commensurate with the financial requirements of the Corporation, and assist the Corporation by answering questions and advising on any financial or strategic issues that may arise which affect the Corporation;

     - assist in the development of a strategy to accomplish shareholder liquidity, including review of opportunities for access to public markets;

     - target potential merger and acquisition candidates for the Corporation, including: initiating direct contact with such candidates; determining if there is an interest on the part of any such candidate; and establishing the qualification of any interested candidates;

     - Provide liaison with the investment and banking community in the areas of equity financing, debt financing, and/or venture capital;

     - Provide due diligence and assist with negotiations and structuring potential business opportunities and operations;

     - Seek equity, debt, mezzanine short term financing, factoring, accounts receivable, sale/lease back and additional financing sources to meet the financial roadmap requirements for growth and expansion. This will include negotiations, financial modeling and highest and best use of financial resources;

     - Assist the Corporation with various other transactional services and/or provide miscellaneous financial advice as may be requested by the Corporation and which is within the scope of services provided by Margolies; and

     - Assist in the preparation of such documents as may be useful in accomplishing a private offering or a registered public offering of securities. Margolies will also assist the Corporation in managing such a capital raise.

   2.  Compensation.

   (a) Consulting Fee. The Corporation will pay Margolies a fee at a rate of Twenty-Five Thousand Dollars ($25,000) per annum throughout the Term of this agreement. The fee will be payable on those days when the Corporation regularly pays its executive officers, but no less than once each month. The Corporation acknowledges that the services to be provided by Margolies will be most valuable in the first year of the Term. Accordingly, in the event that Margolies becomes unable to perform his obligations hereunder by reason of death or disability, the Corporation will continue to pay the fee throughout the Term to Margolies or to his estate, as applicable.

   (b) Other Benefits. Margolies shall be entitled to receive such health, medical, and disability benefits as are made available to executive employees the Corporation.

   (c) Reimbursement of Business Expenses. Margolies shall be entitled to reimbursement of all reasonable business expenses actually incurred by Margolies in the discharge of Margolies' duties hereunder, including expenses for entertainment, travel, employee training and similar items, upon submission to the Corporation with satisfactory documentation thereof.

   3.  Term.

   (a) The "Term" of this Agreement shall commence on the date of this Agreement and shall terminate on January 31, 2010, unless earlier terminated pursuant to Sec. 3(b) hereunder.

   (b) Prior to January 31, 2010, this Agreement may be terminated as follows:

     (i) by Margolies at any time, upon written notice to the Corporation;

     (ii)  by the Corporation for Cause. As used herein, the term
"Cause" shall mean only the following: (A) conviction during the Term of a crime involving moral turpitude, or (B) material, willful or gross misconduct by Margolies in the performance of his duties hereunder.

     4. Covenant of Non-Competition. In consideration of the undertakings by the Corporation herein, Margolies covenants for the benefit of the Corporation and the shareholders thereof as follows:

     (a) The "Restricted Period" for purposes of this Covenant shall commence on the date of this Agreement and shall continue for a period ending on the date which is one year after the date on which this Agreement terminates.

     (b) During the Restricted Period Margolies shall not, directly or indirectly, as an employee, consultant or principal, through equity ownership or otherwise, for himself or for any other person, engage in, or assist any other person to engage in, any Competitive Activities. For purposes hereof, "Competitive Activities" shall include the following:

     (i) Directly or indirectly soliciting, diverting, taking away or attempting to solicit, divert, or take away any business opportunities which became available to the Corporation or any of its subsidiaries or affiliated entities during the Term of this Agreement;

     (ii) Engaging in any business which is directly competitive with a business operated by the Corporation or its subsidiaries within one year prior to Margolies' engagement in the business; or

     (iii) Hiring, offering to hire, enticing away or in any manner persuading or attempting to persuade any person affiliated (as employee or as independent contractor) with the Corporation or any affiliate or subsidiary of the Corporation to discontinue his relationship with such company, or to become employed by any other entity.

     5. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.



     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                         HEADLINERS ENTERTAINMENT GROUP, INC.


                         By:/s/ Ed Rodriguez
                         --------------------------------------
                         Ed Rodriguez, Chief Executive Officer


                         /s/ Michael Margolies
                         -------------------------------------
                         MICHAEL MARGOLIES



                                  APPENDIX E

                   ADVISORY AGREEMENT - MICHAEL MARGOLIES

     AGREEMENT made as of the 7th day of March, 2005 by and between GLOBAL CONCEPTS, LTD., a Colorado corporation with offices at 14 Garrison Inn Lane, Garrison, NY 10524 (the "Corporation"), and MICHAEL MARGOLIES, residing at 10 Garrison Inn Lane, Garrison, NY 10524 ("Margolies").

     WHEREAS, Margolies is the founder of the Corporation, and is primarily responsible for its present operations, and Margolies is resigning from his position as Chief Executive Officer of the Corporation; and

     WHEREAS, the Corporation wishes to retain Margolies as an advisor to the Board of Directors and to the Corporation's new Chief Executive Officer, and Margolies is willing to perform in that role.

     NOW, THEREFORE, it is agreed:

     1. Advisory Services.

     (a) Upon request of the Corporation's Board of Directors or its Chief Executive Officer or its Chief Operating Officer, Margolies shall provide advice and consultation. Margolies will make himself available as needed by the Corporation, at times to be mutually agreed upon based on the business and personal obligations of Margolies and the Corporation. Margolies shall not be required to devote any specific amount of time to the performance of services hereunder, but shall devote such time as will advance the interests of the Corporation.

     (b) Margolies shall advise the Board and the Chief Executive Officer regarding the business operations that are carried on by the Corporation on the date of this agreement, as well as those business acquisitions that the Corporation is pursuing on the date of this agreement.

     (c) Margolies agrees to also provide consulting services to the Corporation in the areas of business development, investor relations, public relations, and finance. Among the services that Margolies may provide are the following:

     - render professional advice and guidance in the development of a strategic business plan for the purpose of raising capital and fostering the growth of the Corporation;

     - design a strategic financing plan commensurate with the financial requirements of the Corporation, and assist the Corporation by answering questions and advising on any financial or strategic issues that may arise which affect the Corporation;

     - assist in the development of a strategy to accomplish shareholder liquidity, including review of opportunities for access to public markets;

     - target potential merger and acquisition candidates for the Corporation, including: initiating direct contact with such candidates; determining if there is an interest on the part of any such candidate; and establishing the qualification of any interested candidates;

     - Provide liaison with the investment and banking community in the areas of equity financing, debt financing, and/or venture capital;

     - Provide due diligence and assist with negotiations and structuring potential business opportunities and operations;

     - Seek equity, debt, mezzanine short term financing, factoring, accounts receivable, sale/lease back and additional financing sources to meet the financial roadmap requirements for growth and expansion. This will include negotiations, financial modeling and highest and best use of financial resources;

     - Assist the Corporation with various other transactional services and/or provide miscellaneous financial advice as may be requested by the Corporation and which is within the scope of services provided by Margolies; and

     - assist in the preparation of such documents as may be useful in accomplishing a private offering or a registered public offering of securities. Margolies will also assist the Corporation in managing such a capital raise.

   2.  Compensation.

   (a) Consulting Fee. The Corporation will pay Margolies a fee at a rate of One Hundred Thousand Dollars ($100,000) per annum throughout the Term of this agreement. The fee will be payable on those days when the Corporation regularly pays its executive officers, but no less than once each month. The Corporation acknowledges that the services to be provided by Margolies will be most valuable in the first year of the Term. Accordingly, in the event that Margolies becomes unable to perform his obligations hereunder by reason of death or disability, the Corporation will continue to pay the fee throughout the Term to Margolies or to his estate, as applicable.

   (b) Other Benefits. Margolies shall be entitled to receive such health, medical, and disability benefits as are made available to executive employees the Corporation.

   (c) Reimbursement of Business Expenses. Margolies shall be entitled to reimbursement of all reasonable business expenses actually incurred by Margolies in the discharge of Margolies' duties hereunder, including expenses for entertainment, travel, employee training and similar items, upon submission to the Corporation with satisfactory documentation thereof.

   3.  Term.

   (a) The "Term" of this Agreement shall commence on the date of this Agreement and shall terminate on January 31, 2015, unless earlier terminated pursuant to Sec. 3(b) hereunder.

   (b) Prior to January 31, 2015, this Agreement may be terminated as follows:

     (i) by Margolies at any time, upon written notice to the Corporation;

     (ii)  by the Corporation for Cause. As used herein, the term
"Cause" shall mean only the following: (A) conviction during the Term of a crime involving moral turpitude, or (B) material, willful or gross misconduct by Margolies in the performance of his duties hereunder.

     4. Covenant of Non-Competition. In consideration of the undertakings by the Corporation herein, Margolies covenants for the benefit of the Corporation and the shareholders thereof as follows:

     (a) The "Restricted Period" for purposes of this Covenant shall commence on the date of this Agreement and shall continue for a period ending on the date which is one year after the date on which this Agreement terminates.

     (b) During the Restricted Period Margolies shall not, directly or indirectly, as an employee, consultant or principal, through equity ownership or otherwise, for himself or for any other person, engage in, or assist any other person to engage in, any Competitive Activities. For purposes hereof, "Competitive Activities" shall include the following:

     (i) Directly or indirectly soliciting, diverting, taking away or attempting to solicit, divert, or take away any business opportunities which became available to the Corporation or any of its subsidiaries or affiliated entities during the Term of this Agreement;

     (ii) Engaging in any business which is directly competitive with a business operated by the Corporation or its subsidiaries within one year prior to Margolies' engagement in the business; or

     (iii) Hiring, offering to hire, enticing away or in any manner persuading or attempting to persuade any person affiliated (as employee or as independent contractor) with the Corporation or any affiliate or subsidiary of the Corporation to discontinue his relationship with such company, or to become employed by any other entity.

     5. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              GLOBAL CONCEPTS, LTD.


                              By:/s Ed Rodriguez
                              ---------------------------------------
                              Ed Rodriguez, Chief Executive Officer


                              /s/ Michael Margolies
                              ------------------------
                              MICHAEL MARGOLIES

                               APPENDIX F

                           CONVERTIBLE DEBENTURE

     FOR VALUE RECEIVED, GLOBAL CONCEPTS, LTD., a Colorado corporation (hereinafter called "Company"), hereby promises to pay to THE MARGOLIES FAMILY TRUST, 14 Garrison Inn Lane, Garrison, NY 10524 (the "Holder") the sum of ____________________ ____________________________ Dollars
($_________________), with simple interest accruing at the annual rate of 6%. The principal and accrued interest shall be payable on January 1, 2009 (the "Maturity Date").

     This Debenture has been entered into pursuant to the terms of the Joint Management Agreement among the Company, the Holder and others.

     The following terms shall apply to this Debenture:

                           ARTICLE I

                       CONVERSION RIGHTS

     1.1 Conversion. The Holder is entitled, at its option, to convert all or any part of the principal amount of the Debenture, plus accrued interest, into shares (the "Conversion Shares") of the Company's common stock, no par value ("Common Stock"), at the price per share (the "Conversion Price") equal to the average of the closing bid prices of the Company's Common Stock, as quoted by Bloomberg, LP, for the five (5) trading days immediately preceding the Conversion Date (as defined herein). No fraction of shares or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. To convert this Debenture, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit "A" to this Debenture, with appropriate insertions (the "Conversion Notice"), to the Company at its address as set forth herein. The date upon which the conversion shall be effective (the "Conversion Date") shall be deemed to be the date set forth in the Conversion Notice.


     1.2 Adjustments. The number and kind of shares or other securities to be issued upon conversion determined pursuant to Section
1.1 shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

     A. Merger, Sale of Assets, etc. If the Company at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, the conversion right in this Debenture, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser.

     B. Reclassification, etc. If the Company at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Debenture, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

     1.3 Reservation of Shares. During the period the conversion right exists, Company will reserve from its authorized and unissued Common Stock 150% of the number of shares of Common Stock issuable upon the full conversion of this Debenture. Company represents that, upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Company agrees that its issuance of this Debenture shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Debenture.

     1.4 Maximum Conversion. The aggregate conversion of principal pursuant to this Article I shall not at any time exceed the Conversion Limit, except that the Conversion Limit may be exceeded at any time when an Event of Default has occurred and is continuing. The "Conversion Limit" will equal the product of the principal amount of this Debenture recited on its first page multiplied by a fraction, the numerator of which is the number of months including and after the month in which the Effective Date occurs, and the denominator of which is thirty-six (36). The "Effective Date" will be date on which the Securities and Exchange Commission declares effective the Registration Statement filed pursuant to the Joint Management Agreement.

                               ARTICLE II

                           EVENTS OF DEFAULT

     (a)       An "Event of Default" shall mean any of the following:
(a) failure by the Company to pay amounts due hereunder within fifteen (15) days of the date of maturity of this Debenture; (b) failure by the Company's transfer agent to issue freely tradeable Common Stock to the Holder within five (5) days of the Company's receipt of the attached Notice of Conversion from Holder; (c) failure by the Company for ten (10) days after notice to it to comply with any of its other agreements in the Debenture; or (d) bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of Company's debt shall be instituted by or against the Company and if instituted against Company are not dismissed within 45 days of initiation events of bankruptcy or insolvency.

     (b) Upon the occurrence of an Event of Default, the Holder may, in its sole discretion, accelerate the Maturity Date for payment of the principal amount of the Debenture and accrued interest thereon and may, notwithstanding any limitations contained in this Debenture, convert the principal amount in full and accrued interest thereon into shares of Common Stock pursuant to Article I hereof.

                                ARTICLE III

                               MISCELLANEOUS

     3.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     3.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) delivered by reputable air courier service with charges prepaid, or (iii) transmitted by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: Ed Rodriguez, c/o Headliners Entertainment Group, Inc., 501 Bloomfield Avenue, Montclair, NJ 07042, telecopier: (973) 233-1299, with a copy by telecopier only to:
Robert Brantl, Esq., 322 4th Street, Brooklyn, NY 11215, telecopier: 718-965-4042, and (ii) if to the Holder, to: Michael Margolies, 10 Garrison Inn Lane, Garrison, NY 10524, telecopier: (845) 424-4003.

     3.3 Assignability. This Debenture shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

     3.4 Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of New York. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Agreement on behalf of the Company agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

     3.5 Redemption. This Debenture may not be redeemed or paid without the consent of the Holder except as described herein.

     IN WITNESS WHEREOF, the Company has caused this Debenture to be signed in its name by an authorized officer as of the ____ day of March, 2005.

                                     GLOBAL CONCEPTS, LTD.


                                     By:________________________________
                                        Eduardo Rodriguez, Chief
                                         Executive Officer

                           NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Debenture)


The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Debenture issued by GLOBAL CONCEPTS, LTD. on March ____, 2005 into Shares of Common Stock of GLOBAL CONCEPTS, LTD. (the "Company") according to the conditions set forth in such Debenture, as of the date written below.


Date of
Conversion:______________________________________________________________

Conversion
Price:___________________________________________________________________


Shares To Be
Delivered:_______________________________________________________________


Signature:_______________________________________________________________


Print Name:______________________________________________________________


Address:_________________________________________________________________


________________________________________________________________________